                                                                    EXHIBIT 21.1





                                   CALMAT CO.
                           SUBSIDIARIES OF REGISTRANT
                               DECEMBER 31, 1993




                                                                                                  PERCENTAGE OF
                                                                                                  STOCK OR
        NAME OF COMPANY                                         ORGANIZED UNDER                   INTEREST OWNED
                                                                  THE LAWS OF                     BY REGISTRANT
CalMat Co of Arizona  . . . . . . . . . . . . . . . . . .           Arizona                          100%
CalMat Co of New Mexico . . . . . . . . . . . . . . . . .           New Mexico                       100%
CalMat of Central California  . . . . . . . . . . . . . .           California                       100%
CalMat Land Co  . . . . . . . . . . . . . . . . . . . . .           California                       100%
CalMat Properties Co  . . . . . . . . . . . . . . . . . .           California                       100%
Coast Asphalt, Inc  . . . . . . . . . . . . . . . . . . .           Delaware                         100%
Huntmix, Inc  . . . . . . . . . . . . . . . . . . . . . .           California                       100%